UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 9, 2017

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17870 Castleton Street, Suite 250 City of Industry, CA	91748
Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	425-892-4322

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On Monday, January 9, 2017, Marina Biotech, Inc. (the “Company”) will present clinical data from its CEQ508 phase 1 trial for the treatment of Familial Adenomatous Polyposis (FAP) at its previously announced presentation at the 9th Annual Biotech Showcase. The trial has met its primary and secondary endpoints of safety and efficacy for CEQ508. As detailed in the presentation, the data demonstrated “safety and statistically significant Catenin Knockdown for Cohort 2 along the Duodenum and Ileum.” Management will also state during the presentation its intentions to continue clinical development of CEQ508 in combination with IT-102, which was acquired in the recent merger with IthenaPharma. A copy of the slide deck used in connection with the presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Presentation of Marina Biotech, Inc. at the 9th Annual Biotech Showcase on January 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc

January 9, 2017	By:	/s/ Joseph W. Ramelli
	Name:	Joseph W. Ramelli
	Title:	CEO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Presentation of Marina Biotech, Inc. at the 9th Annual Biotech Showcase on January 9, 2017.